UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 17, 2008

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Item 7.01	Regulation FD Disclosure.

The information in this Report, including the Exhibit 99.1 attached hereto, is furnished pursuant to Item 2.02 and Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

On July 17, 2008, Advanced Micro Devices, Inc. (the “Company”) announced its financial position and results of operations as of and for its fiscal quarter ended June 28, 2008 in a press release that is attached hereto as Exhibit 99.1.

To supplement the Company’s financial results presented on a U.S. GAAP basis, the Company’s earnings release contains non-GAAP financial measures of non-GAAP net loss, non-GAAP operating loss, non-GAAP gross margin and adjusted EBITDA.

To derive non-GAAP net loss for the second fiscal quarter of 2008, the Company excluded the loss from discontinued operations, the gain from the sale of certain 200mm equipment, marketable securities’ impairment charges, the amortization of acquired intangible assets related to the Company’s acquisition of ATI Technologies, Inc. (“ATI”) which closed on October 24, 2006, and certain restructuring charges. To derive non-GAAP net loss for the second fiscal quarter of 2007, the Company excluded the loss from discontinued operations, the amortization of acquired intangible assets and integration charges, other charges and debt issuance charges. To derive non-GAAP net loss for the first fiscal quarter of 2008, the Company excluded the loss from discontinued operations and the amortization of acquired intangible assets.

To derive non-GAAP operating loss for the second fiscal quarter of 2008, the Company excluded the gain from the sale of certain 200mm equipment, the amortization of acquired intangible assets related to the Company’s acquisition of ATI, and certain restructuring charges. To derive non-GAAP operating loss for the second fiscal quarter of 2007, the Company excluded the amortization of acquired intangible assets and integration charges related to the Company’s acquisition of ATI and other charges. To derive non-GAAP operating loss for the first fiscal quarter of 2008, the Company excluded the amortization of acquired intangible assets related to the Company’s acquisition of ATI.

To derive non-GAAP gross margin for the second fiscal quarter of 2008, the Company excluded the gain from the sale of certain 200mm equipment. To derive non-GAAP gross margin for the second fiscal quarter of 2007, the Company excluded certain charges.

Specifically, these non-GAAP financial measures reflect adjustments based on the following:

Discontinued operations: As part of the Company’s strategy of evaluating the viability of its non-core business, the Company determined that its Handheld and DTV business units are not directly aligned with its computing and graphics opportunities. Therefore, the Company has decided to divest these business units and classify them as discontinued operations in the financial statements presented.

Gain on sale of certain 200mm equipment: The Company recognized a gain of $193 million in connection with sales of certain 200mm wafer fabrication tools which had a materially favorable impact on the Company’s gross margin for the second quarter of fiscal 2008. The Company excluded the effect of this item from its GAAP net loss, operating loss and gross margin as it is not indicative of ongoing operating performance.

Marketable securities’ impairment charges: These charges consist of a $24 million charge for the Company’s investment in Spansion Inc. and a $12 million charge related to the Company’s holdings in auction-rate securities. The Company excluded the effect of this item from its GAAP net loss as it is not indicative of ongoing operating performance.

Amortization of acquired intangible assets, integration and other charges: The Company incurred significant expenses in connection with the ATI acquisition, which it would not have otherwise incurred and which the Company believes are not indicative of ongoing performance. These primarily consisted of the amortization expense of acquired intangible assets and charges incurred in connection with integrating the two companies. In addition, for the second fiscal quarter of 2007, the Company excluded certain other charges, which consist of severance charges related to costs incurred for workforce reductions as a result of the Company’s cost cutting efforts. The Company believes that the exclusion of these amounts enables investors to better evaluate its current operating performance compared with prior periods.

Restructuring charges: The restructuring charges relate to a restructuring plan implemented by the Company during the second fiscal quarter of 2008 to reduce its breakeven point. The plan primarily involves the termination of employees which commenced during the second quarter of fiscal 2008 and is expected to be completed by the end of fiscal 2008. These restructuring charges represent primarily employee severance payments and also include costs related to the termination of a contract. The Company excluded the effect of this item from GAAP net loss and operating loss as it is not indicative of ongoing performance.

Debt issuance charges: These charges from the second fiscal quarter of 2007 primarily relate to the write-off of the unamortized debt issuance fees upon redemption of certain Company debt. The Company excluded the effect of this item from its GAAP net loss as it is not indicative of ongoing operating performance.

The Company’s management believes this non-GAAP presentation will aid investors by presenting current and historical results in a form that makes it easier to compare current period operating results with historical operating results.

In addition, the Company presented “Adjusted EBITDA” in the financial schedules to the earnings release. In the financial schedules, Adjusted EBITDA was determined by adjusting loss from continuing operations for depreciation and amortization, amortization of acquired intangible assets, interest expense and taxes.

Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the press release and financial schedules of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures.

The Company calculated and communicated Adjusted EBITDA in the financial schedules because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds.

The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income or U.S. GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.

Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. These non-GAAP measures should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with U.S. GAAP.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated July 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2008	ADVANCED MICRO DEVICES, INC.

	By:	/S/ FAINA MEDZONSKY
	Name:	Faina Medzonsky
	Title:	Assistant General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated July 17, 2008.